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                                                                    EXHIBIT 23.5

                          CONSENT OF DIRECTOR NOMINEE

     I consent to the use of my name as a director nominee in Amendment No. 4 to the Registration Statement of Clark/Bardes Holdings, Inc. on Form S-1 (File No. 333-56799), and I agree with the statements concerning myself under the caption "Management -- Executive Officers, Directors and Key Employees."

                                                  /s/ GEORGE D. DALTON
                                            ------------------------------------
                                                      George D. Dalton

August 17, 1998